Exhibit 99.1

March 28, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES APPOINTS THOMAS DIX INTERIM CFO

    Virginia Beach, Virginia, March 28, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that the Board of Directors of the Company has appointed Thomas B. Dix, III, previously Senior Vice President, Corporate Treasurer and Corporate Secretary, to the position of Senior Vice President, Treasurer and Interim Chief Financial Officer, effective April 1, 2013.  The effective date coincides with the previously announced departure date of Chief Financial Officer Stephen P. Theobald, who has accepted a position as Chief Financial Officer of Walker & Dunlop, Inc.  Dix will report to Douglas J. Glenn, President and Chief Executive Officer.  The Company has engaged Matthews, Young – Management Consulting to conduct a search for a permanent Chief Financial Officer.

    The Company also announced that Paul A. Driscoll, General Counsel and Director of Special Assets, will take on the additional roles of Corporate Secretary at both the Company and BHR on a permanent basis. Vonda Smith will remain Corporate Secretary at Shore Bank.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Our Finance function is strong and continuing to improve, thanks to the hard work of Steve and the Finance team.  Thom has demonstrated his financial and management skills in every position he has held since joining the Company and I am confident that he will sustain the progress we are making in Finance during the search process.”

Dix has served as Senior Vice President and Treasurer of the Company and BHR since May 2011 and as Corporate Secretary of the Company and BHR since October 2011.  Previously, he served as Senior Vice President and Credit Risk Manager of the Company, Senior Vice President and Chief Lending Officer of Shore Bank and Vice President, Commercial Banking for BHR.  Before joining BHR in April 2009, Dix held positions in credit, asset-based lending, branch management and commercial lending with Mercantile Peninsula Bank/PNC Bank and its predecessor institutions from 2001 to 2009.  Dix earned a BA in economics from the University of Virginia.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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